UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 10, 2011
Date of Report (Date of earliest event reported)

ELECTRONIC CONTROL SECURITY INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-30810	22-2138196
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

790 Bloomfield Avenue, Building C, Suite 1
Clifton, New Jersey 07012
(Address of principal executive offices, including zip code)

(973) 574-8555
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security holders

On November 10, 2011, Electronic Control Security Inc. (the “Company”) held its annual meeting of stockholders. The following matters were voted on by the stockholders: (i) election of directors, and (ii) the ratification of the appointment of Demetrius & Company, LLC (“Demetrius”), as the Company’s auditors for the fiscal year ending June 30, 2012.

At the meeting, (i) Arthur Barchenko, Natalie Barchenko, Ronald Thomas, Lt. General Gordon E. Fornell (Ret), Edward Snow, Stephen Rossetti, Norman J. Barta and Wirt D. Walker III were elected as directors, and (ii) the appointment of Demetrius as auditors was ratified.

The final vote tally was as follows:

1.  Proposal to directors to serve until the 2012 Annual Meeting of Stockholders.

Name	Votes For	Votes Withheld	Broker Non Votes
Arthur Barchenko	5,028,501	12,525	3,599,396
Natalie Barchenko	5,025,346	15,680	3,599,396
Ronald Thomas	5,028,501	12,525	3,599,396
Lt. General Gordon E. Fornell	5,026,501	14,525	3,599,396
Edward Snow	5,026,501	14,525	3,599,396
Stephen Rossetti	5,026,501	14,525	3,599,396
Norman J. Barta	5,028,501	12,525	3,599,396
Wirt D. Walker, III	5,028,501	12,525	3,599,396

2. Proposal to ratify the appointment of Demetrius as the Company’s auditors for the fiscal year ending June 30, 2012.

For	Against	Abstain
8,623,623	10,000	6,799

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

ELECTRONIC CONTROL SECURITY INC.

Date: November 15, 2011	By:	/s/ Arthur Barchenko
Arthur Barchenko, Chief Executive Officer